Exhibit 99.1

Jamba, Inc. Announces the Appointment of President and Chief Executive Officer

Emeryville, CA — (BUSINESS WIRE) — November 17, 2008 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today announced the appointment of James White as its President and Chief Executive Officer and as a member of its Board of Directors. Mr. White’s planned start date is December 1, 2008.

Steven R. Berrard, interim Chief Executive Officer and President, said “On behalf of the entire Board, I would like to welcome James to Jamba. He is a welcome addition to our management team and brings significant expertise in consumer branding and innovation that will further help us to focus on the best strategic opportunities to leverage our brand and create long-term shareholder value.” In connection with Mr. White’s appointment, Mr. Berrard will be stepping down as the Company’s interim Chief Executive Officer and President but will remain as the Company’s Chairman of the Board of Directors.

Mr. White was most recently Senior Vice President of Consumer Brands at Safeway, Inc., a publicly-traded Fortune 100 food and drug retailer. While at Safeway, he was most recently responsible for consumer brands operation spanning 35 different categories, including expanding private label into higher quality, premium priced categories. In addition, Mr. White developed a robust pipeline of innovation including the launches of O Organic foods and Eating Right brands at Safeway. Mr. White also held the position of Senior Vice President of Business Development, North America, for The Gillette Company. At Gillette, he played a critical role in implementing company-wide global quality and service transformation and was responsible for supporting the North American businesses. Mr. White also served in executive positions at Nestle Purina and began his career at The Coca-Cola Company.

“I am very excited about joining the Jamba team and working with Steve and the board to drive performance improvement. While there are clearly challenges ahead, I feel that Jamba is a world-class brand with unique growth and extension opportunities,” stated Mr. White.

Disclosure Regarding Mr. White’s Equity Award

The equity award to be granted to Mr. White in connection with his appointment as President and Chief Executive Officer is considered an “inducement award” as defined by NASDAQ Marketplace Rules. The inducement award will consist of a nonqualified stock option award to purchase 1,500,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant. The shares subject to the inducement grant will vest over four years so long as Mr. White remains an employee, with twenty-five percent of the total number of shares subject to this award vesting on each anniversary of the date of the grant. Mr. White will be entitled to one year of accelerated vesting in any unvested stock options in the event of a termination without cause or resignation for good reason (as such terms are defined in Mr. White’s employment agreement). The inducement award will be granted outside of the terms of the existing Company equity incentive plans, was approved by the Compensation Committee of the Company’s Board of Directors and was granted pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of October 7, 2008, JAMBA JUICE had 749 stores, of which 520 were company-owned and operated. For the nearest location or a complete menu including our breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s ready-to-drink Jamba® bottled Smoothies and Juicies on grocery store shelves.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact

Investor Relations Contact:

Don Duffy

203.682.8200

investors@jambajuice.com

Media Contact:

Alecia Pulman

203.682.8200

2